                            CONTROL DEVICES, INC                  Exhibit 11
                       CALCULATION OF EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)

                                                      Three Months Ended                        Nine Months Ended
Primary:                                   September 30, 1997   September 30, 1996    September 30, 1997   September 30, 1996
                                           -------------------- ------------------    ------------------   ------------------
Net income applicable to common
 shareholders                                         $1,214              $  815              $4,439              $2,808

Weighted average number of  Common
 Shares outstanding:                                   4,963               2,564               4,963               2,564
Weighted average number of  common
 shares equivalents options                              161                -                    129                -
                                               ------------------  -----------------   -------------------  ------------------
Weighted average number of  common
 shares and equivalents options                        5,124               2,564               5,093               2,564
                                               ==================  =================   ===================  ==================

Earnings per share - Primary                          $ 0.24              $ 0.32              $ 0.87              $ 1.10


Fully Diluted:

Net income applicable to common
 shareholders                                         $1,214              $  815              $4,439              $2,808

Weighted average number of  common
 shares and equivalents options                        5,124               2,564               5,093               2,564
Additional common shares issuable
 assuming full dilution                                   16                -                     47                -
                                              ------------------  -----------------   -------------------  ------------------
Weighted average number of  common
 shares and equivalents options
 assuming full dilution                                5,140               2,564               5,140               2,564
                                              ==================  =================   ===================  ==================

Earnings per share - Fully diluted                    $ 0.24              $ 0.32              $ 0.86              $ 1.10
